UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2575 East Camelback Road, Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Some of the information in this Form 8-K, including the Exhibit attached hereto, constitutes “forward-looking statements” that do not directly or exclusively relate to historical facts.  Such information may reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of our control. These factors could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements and include known and unknown risks. These risks include, but are not limited to, operations and financial condition and the industry in which we operate. Because actual results could differ materially from our intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view such forward-looking statements with caution. Southern Copper Corporation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.02 Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

On January 27, 2006, Southern Copper Corporation issued a press release announcing financial results for the quarter and year ended December 31, 2005. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press release by Southern Copper Corporation dated January 27, 2006, announcing financial results for the quarter and year ended December 31, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation

By:	/s/ José N. Chirinos
José N. Chirinos
Its:	Comptroller

Date: January 27, 2006

Exhibit Index

Exhibit
99.1	Press release by Southern Copper Corporation dated January 27, 2006, announcing financial results for the quarter and year ended December 31, 2005.